Exhibit 99.1

Digital Recorders, Inc. Announces Surveillance Product Orders

    DALLAS--(BUSINESS WIRE)--Sept. 1, 2005--Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a technology leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today its Digital Audio Corporation (DAC) business unit, based in Research Triangle Park, N.C., received orders from a U.S. federal law enforcement agency for audio processing and other related equipment. Totaling approximately $750 thousand, the orders are expected to be substantially delivered in 2005.
    "DAC is a well-established, respected supplier of investigative audio forensics and covert surveillance equipment for U.S. federal, state, and local law enforcement agencies, as well as their counterparts in a number of countries. Out of respect for the customer and these orders' specific purposes, we are limiting our comments pertaining to order details. However, these orders illustrate continued recognition of the utility of DAC's covert technologies in assisting our dedicated law enforcement officials in combating illegal activities and lawlessness," David L. Turney, DRI's Chairman, Chief Executive Officer and President, said.

    DAC to Participate in APTA Expo 2005

    DAC's technology will be featured along with DRI's new transit security-related products and services during the American Public Transportation Association International Public Transportation Expo (APTA Expo 2005), Sept. 26-28, 2005, at the Dallas Convention Center.
    "We are still optimistic about the business potential of our recently announced plans for additional transit security-related products and services, which we expect to unveil during APTA Expo 2005," Mr. Turney said.
    DRI's APTA Expo 2005 exhibit booth number is 3515. For more information about this transit industry event, refer to www.apta.com/expo2005.

    About the DAC Business Unit

    Founded in 1979 and acquired by DRI in 1995, the DAC business unit is a leading provider of forensic audio solutions for law enforcement, intelligence, military, and security organizations in a number of countries across the globe. Based in Research Triangle Park, N.C., DAC designs, develops, manufactures and sells audio technologies to support audio collection, enhancement, and countermeasures applications. For more information about DAC products, go to www.dacaudio.com.

    About the Company

    DRI is a technology leader in transit, transportation, and law enforcement and security digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec(R) route destination signage systems, Talking Bus(R) voice announcement systems, Internet-based passenger information systems, and computer aided dispatch/automatic vehicle locating and monitoring systems -- enhance public transportation and mitigate security threats. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law enforcement agencies around the globe detect, capture, arrest, and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement, express or implied, concerning future events or expectations including the expected timing of order deliveries and the expected display and customer acceptance of products is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "will," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties including that the assumptions behind the timing and amount of expected revenues and product deliveries may not prove accurate over time as well as other risks and uncertainties set forth in our Annual Report on 10-K filed April 1, 2005, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.


    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             E-Mail: veronicam@digrec.com